Exhibit 23.3

                     Babush, Neiman, Kornman & Johnson, LLP
                        Eight Piedmont Center, Suite 500
                               3525 Piedmont Road
                             Atlanta, Georgia 30305


                          INDEPENDENT AUDITORS' CONSENT

         As independent auditors, we hereby consent to the incorporation by reference of our report dated June 26, 1995 with respect to Georgia Oncology-Hematology Clinic, P.C. in this Registration Statement on Form S-8 filed by PhyMatrix Corp., which report is incorporated by reference in this Registration Statement.


/s/ Babush, Neiman, Kornman & Johnson, LLP

BABUSH, NEIMAN, KORNMAN & JOHNSON, LLP
Atlanta, Georgia
May 10, 1996